C E R T I F I C A T E



    This is to certify that at a regular meeting of the Board of Directors of Southern New England Telecommunications Corporation held on March 9, 1994, the following vote was adopted and, as of the date of this Certificate, has not been amended, modified or rescinded and is in full force and effect:

    "VOTED: That the Chief Executive Officer, the Chief Financial Officer and the Comptroller are, or either one of them is, authorized to execute, personally or by attorney, in the name and on behalf of the Company, and to cause to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company's Annual Report on Form 10-K, for the fiscal year ended
December 31, 1993, in substantially the form submitted to this meeting, but with such changes, additions and revisions as the officer executing the same shall approve, such approval to be conclusively evidenced by such execution and thereafter to execute personally, and to cause to be filed, any amendments or supplements to such report, and to do any and all other acts and things, and to execute and deliver any and all other documents necessary or advisable in connection with the foregoing."


                                           Attest:


                                           /s/ Valita H. Luckett
                                               Valita H. Luckett
                                               Assistant Secretary
New Haven, Connecticut
March 18, 1994